UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 20, 2015
Date of Report (Date of earliest event reported)
  ________

NewStar Financial, Inc.
(Exact name of registrant as specified in its charter)
________

Delaware (State or other jurisdiction of incorporation)	001-33211 (Commission File Number)	54-2157878 (IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 848-2500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.
On March 20, 2015, NewStar Financial, Inc. (the “Company”) completed a $496.1 million term debt securitization. The notes offered in the collateralized loan obligation (the “Notes”) were issued by NewStar Commercial Loan Funding 2015-1 LLC, a subsidiary of the Company (“NCLF”), and are backed by a diversified portfolio of commercial loans originated and serviced by the Company. Investors purchased approximately $410.3 million of the asset-backed Notes, representing approximately 83% of the value of the collateral pool. The Company retained all of the the equity which totaled approximately $85.8 million, representing approximately 17% of the value of the collateral pool. The blended pricing of the variable rate Notes was LIBOR plus 2.40% at closing. The reinvestment period is expected to end in April 2019 and the Notes are expected to mature in January 2027.
The amount, ratings and LIBOR spread of the offered Notes are:

				Assumed
	Amount	Rating	LIBOR spread	Weighted
Class	($ in millions)	(Moody’s/Fitch)	(percent)	Average Life
A-1	$253.5	Aaa/AAA	1.80	5.21
A-2	$35.0	Aaa/AAA	See footnote 1 below	5.21
B	$50.0	Aa2/N/A	2.80	6.83
C	$38.5	A2/N/A	3.85	7.37
D	$33.3	Baa3/N/A	5.50	7.68

1	The spread over LIBOR applicable to the Class A-2 Notes shall be 1.65% from the closing date to but excluding March 20, 2017, and 2.00% thereafter.

In connection with the completion of the term debt securitization, the Company, as transferor, entered into a Master Loan Sale Agreement, dated as of March 20, 2015, with NCLF as issuer and NewStar Commercial Loan Depositor 2015-1 LLC, a newly formed subsidiary of the Company, as retention holder. The Company, as collateral manager, also entered into a Collateral Management Agreement dated as of March 20, 2015, with NCLF as Issuer. In addition, NCLF entered into an Indenture, dated as of March 20, 2015, with U.S. Bank National Association as trustee. The Master Loan Sale Agreement, the Collateral Management Agreement, and the Indenture require the Company and NCLF to comply with various covenants and contain events of default and collateral manager termination events, which are subject to certain materiality thresholds and grace and cure periods, customary for securitizations of this type. The Master Loan Sale Agreement, the Collateral Management Agreement, and the Indenture are filed with this report as Exhibits 10.1, 10.2, and 4.1, respectively, and the foregoing descriptions of these documents do not purport to be complete and are qualified in their entirety by the full text set forth in those exhibits, which are incorporated herein by this reference. On March 23, 2015, the Company issued a press release announcing the completion of the term debt securitization. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Within the United States the Notes were only sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture by and between NewStar Commercial Loan Funding 2015-1 LLC, as Issuer, and U.S. Bank National Association, as Trustee, dated as of March 20, 2015.

10.1
Master Loan Sale Agreement by and among the Company, as Transferor, NewStar Commercial Loan Depositor 2015-1 LLC, as Retention Holder, and NewStar Commercial Loan Funding 2015-1 LLC, as Issuer, dated as of March 20, 2015.

10.2	Collateral Management Agreement by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2015-1 LLC, as Issuer, dated as of March 20, 2015.

99.1	Press release of the Company, dated March 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEWSTAR FINANCIAL, INC.
Date:    March 24, 2015
    By: /s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number    Description

4.1	Indenture by and between NewStar Commercial Loan Funding 2015-1 LLC, as Issuer, and U.S. Bank National Association, as Trustee, dated as of March 20, 2015.

10.1
Master Loan Sale Agreement by and among the Company, as Transferor, NewStar Commercial Loan Depositor 2015-1 LLC, as Retention Holder, and NewStar Commercial Loan Funding 2015-1 LLC, as Issuer, dated as of March 20, 2015.

10.2	Collateral Management Agreement by and between the Company, as Collateral Manager, and NewStar Commercial Loan Funding 2015-1 LLC, as Issuer, dated as of March 20, 2015.

99.1	Press release of the Company, dated March 23, 2015.